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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100262) of Eon Labs, Inc. of our report dated February 14, 2003 relating to the consolidated financial statements of Eon Labs, Inc., which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New York, NY
February 14, 2003

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  Exhibit 23.1